Filed Pursuant to Rule 424(b)(2)

File Nos. 333-135006

and 333-135006-11

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Wells Fargo Capital XIV 8.625% Enhanced Trust Preferred Securities (Enhanced TRUPS®)	$690,000,000	$27,117

(1)

The filing fee of $27,117 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 12, 2008)

24,000,000 Capital Securities

Wells Fargo Capital XIV

8.625% Enhanced Trust Preferred Securities (Enhanced TRUPS®)

($25 liquidation amount)

Fully and unconditionally guaranteed, on a subordinated basis, to the extent described below, by

Wells Fargo & Company

Wells Fargo Capital XIV, a Delaware statutory trust, will issue the 8.625% Enhanced TRUPS®, which we refer to as the “capital securities.” Each capital security represents an undivided beneficial interest in the assets of the trust. The only assets of the trust will be the 8.625% junior subordinated deferrable interest debentures due 2068 issued by Wells Fargo & Company, which we refer to as the “junior subordinated debentures.” The trust will pay distributions on the capital securities only from the proceeds, if any, of interest payments received on the junior subordinated debentures.

The junior subordinated debentures will mature on September 14, 2068. The junior subordinated debentures will bear interest on their principal amount from August 19, 2008 at the annual rate of 8.625%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on December 15, 2008, and at stated maturity. We have the right, on one or more occasions, to defer the payment of interest on the junior subordinated debentures for one or more consecutive interest periods that do not exceed 20 consecutive quarterly interest periods without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for up to 40 consecutive quarterly interest periods without giving rise to an event of default. In the event of our bankruptcy, holders will have a limited claim for deferred interest.

At our option, the junior subordinated debentures may be redeemed on or after September 15, 2013 in whole or in part and prior to September 15, 2013 in whole but not in part after the occurrence of a tax event, capital treatment event or investment company event, as described herein, in each case at 100% of their principal amount plus accrued and unpaid interest to the date of redemption. The junior subordinated debentures may also be redeemed in whole but not in part prior to September 15, 2013 at a make-whole redemption price after the occurrence of a rating agency event.

The junior subordinated debentures will be subordinated to all existing and future senior, subordinated and junior subordinated debt of Wells Fargo & Company, except for our 5.95% Capital Efficient Notes due 2086 held by Wells Fargo Capital X, our 6.25% Junior Subordinated Deferrable Interest Debentures due 2067 held by Wells Fargo Capital XI, our 7.875% Junior Subordinated Deferrable Interest Debentures due 2068 held by Wells Fargo Capital XII, our Remarketable 7.50% Junior Subordinated Notes due 2044 held by Wells Fargo Capital XIII, our guarantees of the capital and preferred purchase securities issued by those trusts and any future debt that by its terms is not superior in right of payment to the junior subordinated debentures, and will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. Wells Fargo & Company will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

The trust will apply to have the capital securities listed on the New York Stock Exchange under the symbol “WCO”. If approved for listing, trading is expected to commence within 30 days after the capital securities are first issued.

Investing in the capital securities involves risks. See “Risk Factors” beginning on page S-9.

These securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Capital Security	Total(1)
Public offering price	$25.00(2)	$600,000,000(2)
Underwriting commissions to be paid by Wells Fargo & Company	$0.7875(3)	$18,900,000(3)
Proceeds to Wells Fargo Capital XIV	$25.00(2)	$600,000,000(2)

(1)	The underwriters also may purchase up to an additional 3,600,000 capital securities at the public offering price within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.
(2)	Plus distributions accrued on the capital securities since August 19, 2008, if any.
(3)	Underwriting commissions of $0.7875 per capital security will be paid by Wells Fargo & Company, provided, however, that for sales to certain institutions, the commissions will be $0.5000 per capital security.

We expect to deliver the capital securities to investors only through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about August 19, 2008.

Our affiliates, including Wells Fargo Securities, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Joint Bookrunners

Citi	Merrill Lynch & Co.	Morgan Stanley

Joint-Lead Managers

UBS Investment Bank	Wells Fargo Securities

Co-Managers

JPMorgan	Lehman Brothers

Raymond James	RBC Capital Markets

TRUPS® is a registered service mark of Citigroup Global Markets Inc.

August 12, 2008

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the trust have authorized anyone to provide you with any other information. If you receive any information not authorized by us or the trust, you should not rely on it.

The capital securities are being offered for sale only in places where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the capital securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date.

Prospectus
About this Prospectus	2
Where You Can Find More Information	3
Legal Opinions	4
Experts	4

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities and the related guarantee and junior subordinated debentures, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information” on page 3 of the accompanying prospectus.

About this Prospectus Supplement

This prospectus supplement summarizes the specific terms of the securities being offered. You should rely only on the information incorporated by reference or presented in this prospectus supplement or the accompanying prospectus.

The Trust and Wells Fargo & Company

Wells Fargo Capital XIV, which we refer to as the “trust,” is a Delaware statutory trust. It was created for the purpose of issuing the 8.625% Enhanced TRUPS®, which we refer to as the “capital securities,” and engaging in the other transactions described in this prospectus supplement. The trustees of the trust referred to under “Wells Fargo Capital XIV” below will conduct the business affairs of the trust.

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally. When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus supplement, we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

Our principal executive office is located at 420 Montgomery Street, San Francisco, CA 94163. Our telephone number is (866) 249-3302.

The Capital Securities

Each capital security represents an undivided beneficial interest in the assets of the trust.

The trust will sell the capital securities to the public and its common securities to Wells Fargo. The trust will use the proceeds from those sales to purchase $600,010,000 aggregate principal amount of 8.625% junior subordinated deferrable interest debentures due 2068, which are a series of junior subordinated debt securities issued under the indenture referred to herein and which we refer to in this prospectus supplement as the “junior subordinated debentures.” Wells Fargo will pay interest on the junior subordinated debentures at the same rate and on the same dates as the trust makes payments on the capital securities. The trust will use the payments it receives on the junior subordinated debentures to make the corresponding payments on the capital securities.

Distributions

If you purchase capital securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $25 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of junior subordinated debentures equal to the liquidation amount of such capital security. Distributions will accumulate from August 19, 2008.

The trust will make distribution payments on the capital securities quarterly in arrears, on each March 15, June 15, September 15 and December 15, beginning on December 15, 2008, and at stated maturity unless those payments are deferred as described below.

Deferral of Distributions

We have the right, on one or more occasions, to defer the payment of interest on the junior subordinated debentures for up to 20 consecutive quarterly interest periods without being subject to our obligations described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism,” and for up to 40 consecutive quarterly interest periods without giving rise to an event of default under the terms of the junior subordinated debentures or the capital securities. However, no interest deferral may extend beyond the maturity date of September 14, 2068 or redemption of the junior subordinated debentures.

If we exercise our right to defer interest payments on the junior subordinated debentures, the trust will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the trust will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the junior subordinated debentures will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the then applicable interest rate on the junior subordinated debentures, compounded on each distribution date.

Following the earlier of (i) the conclusion of 20 consecutive quarterly interest periods following the commencement of a deferral period and (ii) a payment of current interest on the junior subordinated debentures, we will be required to pay deferred interest pursuant to the alternative payment mechanism described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism, subject to limited exceptions. However, we may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Capital Securities

Subject to the provisions described in “Summary of Terms of the Capital Securities—Ranking of Common Securities,” the trust will use the proceeds of any repayment or redemption of the junior subordinated debentures to redeem, on a proportionate basis, an equal amount of capital securities and common securities. For a description of our rights to redeem the junior subordinated debentures, see “Summary of Terms of the Junior Subordinated Debentures—Redemption” below.

Under the current rules of the Board of Governors of the Federal Reserve System (referred to herein collectively with the Federal Reserve Bank of San Francisco, California, or any successor federal bank regulatory agency having primary jurisdiction over us, as the “Federal Reserve”), Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures. At a future date, we may also enter into a replacement capital covenant, as described under the last paragraph of “Summary of Terms of the Junior Subordinated Debentures—Redemption,” which may limit our right to redeem the capital securities.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures to Holders

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the property trustee to distribute the junior subordinated debentures to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

Book-Entry

The capital securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under certain limited circumstances described below in “Book-Entry Issuance.”

Listing

The trust will apply to list the capital securities on the New York Stock Exchange and, if approved, it is expected that trading in the capital securities on the New York Stock Exchange will begin within 30 days after the original issue date.

The Junior Subordinated Debentures

The junior subordinated debentures will constitute a series of junior subordinated debt securities issued under the indenture as further described below. The junior subordinated debentures will mature on September 14, 2068. The junior subordinated debentures will be unsecured and will rank junior to all existing and future “senior debt” of Wells Fargo, and will be effectively subordinated to all liabilities of our subsidiaries. The junior subordinated debentures will rank pari passu with our 5.95% Capital Efficient Notes due 2086 held by Wells Fargo Capital X, our 6.25% Junior

Subordinated Deferrable Interest Debentures due 2067 held by Wells Fargo Capital XI, our 7.875% Junior Subordinated Deferrable Interest Debentures due 2068 held by Wells Fargo Capital XII, our Remarketable 7.50% Junior Subordinated Notes due 2044 held by Wells Fargo Capital XIII and our guarantees of the capital and preferred purchase securities issued by those trusts (the “existing pari passu obligations”). Substantially all of our other existing indebtedness is senior debt (including, as of June 30, 2008, approximately $2.7 billion of existing junior subordinated debt securities issued in connection with trust preferred securities issued by our other capital trusts). See “Summary of Terms of the Junior Subordinated Debentures—Subordination” for the definition of “senior debt.”

Interest

The junior subordinated debentures will bear interest at the annual rate of 8.625%. Interest on the junior subordinated debentures will accrue from August 19, 2008. Wells Fargo will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2008, and at stated maturity (we refer to these dates as “interest payment dates”). In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Certain Payment Restrictions Applicable to Wells Fargo

During any period in which

•	an event of default under the indenture has occurred and is continuing;

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

we generally may not, nor will we permit any of our subsidiaries to, make payments on or redeem or purchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the junior subordinated debentures, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, we generally may not, nor will we permit any of our subsidiaries to, redeem or purchase any of our securities that rank junior to or pari passu with any securities sold pursuant to the alternative payment mechanism during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the junior subordinated debentures permit us to make any payment of current or deferred interest on our debt securities or guarantees that rank pari passu with the junior subordinated debentures upon our liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the junior subordinated debentures), subject to the limitations described in the last paragraph under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism” to the extent that they apply, to make any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities, and to repay or redeem any security so as to avoid a breach of the instrument governing the same.

Redemption of Junior Subordinated Debentures

We may elect to redeem any or all of the junior subordinated debentures at any time on or after September 15, 2013 at 100% of their principal amount plus accrued and unpaid interest to the date of redemption as described under “Summary of Terms of the Junior Subordinated Debentures—Redemption.” In addition, we may elect to redeem all, but not less than all, of the junior subordinated debentures at any time prior to September 15, 2013 at (i) 100% of their principal amount if certain changes occur relating to the capital treatment of the capital securities, investment company laws or tax laws or (ii) a make-whole redemption price if certain changes occur relating to the rating agency treatment of the capital securities (in each case plus accrued and unpaid interest). For a description of the changes that would permit such a redemption, see “Summary of Terms of the Junior Subordinated Debentures—Redemption” below.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, the Federal Reserve’s approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures since a redemption of the junior subordinated debentures will result in a redemption of the capital securities. At a future date, we may also enter into a replacement capital covenant, as described under the last paragraph of “Summary of Terms of the Junior Subordinated Debentures—Redemption,” which may limit our right to redeem the junior subordinated debentures.

Events of Default

The following events are “events of default” with respect to the junior subordinated debentures:

•

default in the payment of interest, including compounded interest, in full on any junior subordinated debentures for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period; or

•	default in the payment of the principal of the junior subordinated debentures when due whether on September 14, 2068, upon redemption or otherwise; or

•	certain events of bankruptcy, insolvency and reorganization involving Wells Fargo & Company (not including any of its subsidiaries).

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. In the case of any other event of default, there is no right to declare the principal amount of the junior subordinated debentures immediately due and payable.

Guarantee by Wells Fargo

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and to the extent the trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, as described under “Risk Factors—The guarantee only guarantees payments on the capital securities if the trust has cash available,” the guarantee does not cover payments if the trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the trust amounts due under the junior subordinated debentures or if we elect to defer payment of interest on the junior subordinated debentures.

As issuer of the junior subordinated debentures, we are also obligated to pay the expenses and other obligations of the trust, other than its obligations to make payments on the capital securities.

RISK FACTORS

An investment in the capital securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus supplement and the accompanying prospectus and should particularly consider the following matters before purchasing any capital securities.

Because the trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because the trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment decision with regard to the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus supplement about both of these securities and the guarantee.

You should carefully consider the risk factors and other information set forth or incorporated by reference under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007, and under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended June 30, 2008, as well as other information incorporated by reference into this prospectus supplement and the accompanying prospectus, as such risk factors and other information may be updated from time to time by our subsequent reports and other filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Our obligations to make payments on the junior subordinated debentures and the guarantee are subordinate to our payment obligations under our senior debt.

Our obligations under the junior subordinated debentures and the guarantee are unsecured and rank junior in right of payment to all of our existing and future senior debt. Our senior debt includes, as of June 30, 2008, approximately $2.7 billion of existing junior subordinated debt securities issued in connection with trust preferred securities issued by our capital trusts. See “Summary of Terms of the Junior Subordinated Debentures—Subordination” for the definition of “senior debt.” As of June 30, 2008, there was approximately $93.7 billion of outstanding senior debt of Wells Fargo, excluding obligations under letters of credit, guarantees, foreign exchange contracts and interest swap contracts. In addition, Wells Fargo was obligated on such date under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts to which the junior subordinated debentures will be subordinated pursuant to the terms of the indenture. The indenture does not limit the amount of senior debt that we may issue and the terms of the capital securities, junior subordinated debentures and guarantee do not limit our ability to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that rank senior to or equal with the junior subordinated debentures and the guarantee. The junior subordinated debentures will rank pari passu with our existing pari passu obligations.

This means that we cannot make any payments on the junior subordinated debentures or under the guarantee if certain events of default have occurred under our senior debt. In addition, the terms of certain of our outstanding junior subordinated debt securities prohibit us from making any payment of interest on the junior subordinated debentures or under the guarantee and from repaying, redeeming or repurchasing any junior subordinated debentures if there exists an event of default with respect to such outstanding junior subordinated debt securities or at any time we have deferred interest thereunder. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures or under the guarantee.

Interest payments may be made on parity securities even though interest has not been paid on the junior subordinated debentures.

We have issued, and may in the future issue, parity securities as to which during a deferral period on the junior subordinated debentures we are required to make payments of interest that are not made pro rata with payments of interest on the junior subordinated debentures or other parity securities and that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the junior subordinated debentures permit us during a deferral period to make any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities and the junior subordinated debentures, subject to the limitations described in the last paragraph under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism” to the extent that they apply, to make any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities, to make any payments of interest on parity securities in additional parity securities and any repurchase of parity securities in exchange for preferred stock (in each case in connection with a failed remarketing or similar event), and to repay or redeem any security necessary to avoid a breach of the instrument governing the same. The terms of the indenture, the guarantee, the trust agreement and the capital securities do not limit our ability to issue parity securities.

The junior subordinated debentures and the guarantee will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the junior subordinated debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries. In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the junior subordinated debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of Wells Fargo as the source of payment for the junior subordinated debentures and the guarantee.

Our ability to make distributions on or redeem the capital securities is restricted.

Federal banking authorities will have the right to examine the trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the trust’s ability to make distributions on or to redeem the capital securities.

The guarantee only guarantees payments on the capital securities if the trust has cash available.

If we fail to make payments on the junior subordinated debentures, the trust will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the junior subordinated debentures, you may rely on the property trustee of the trust to enforce the trust’s rights under the junior subordinated debentures or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed.

We have the right to defer interest for 40 consecutive quarterly interest periods without causing an event of default.

We have the right to defer interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods. Although we would be subject to the alternative payment mechanism after the earlier of the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period and the first interest payment date on which we make any payment of current interest, if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods without causing an event of default. During any such deferral period, holders of capital securities will receive limited or no current payments on the capital securities and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against the trust or us for nonpayment unless we fail to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a deferral period that continues for 40 consecutive quarterly interest periods.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the junior subordinated debentures (and compounded interest thereon) during the deferral period, which may last up to 40 consecutive quarterly interest periods, from any source other than the issuance of common stock and “qualifying warrants” up to the “maximum share number” or “qualifying preferred stock” up to the “preferred stock issuance cap” (each as defined under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism”) unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. Common stock, qualifying preferred stock and qualifying warrants issuable under the alternative payment mechanism are referred to as “qualifying APM securities.” The “preferred stock issuance cap” limits the issuance of qualifying preferred stock pursuant to the alternative payment mechanism to an amount the net proceeds of which, together with the net proceeds of all qualifying preferred stock issued during any deferral period and applied to pay deferred interest, equals 25% of the aggregate principal amount of the junior subordinated debentures issued under the indenture. The occurrence of a market disruption event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the junior subordinated debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our stockholders or a regulatory body or governmental authority to issue qualifying APM securities notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of Federal Reserve disapproval), we will not be permitted to pay deferred interest to the trust and, accordingly, no payment of deferred distributions may be made on the capital securities, even if we have cash available from other sources. On any date and for any period the amount of net proceeds received by us from sales of our qualifying APM securities and available for payment of the deferred interest and distributions shall be applied to the junior subordinated debentures and certain other parity securities on a pro rata basis up to the common equity issuance cap (as defined under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism”) and maximum share number or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the junior subordinated debentures and such parity securities, or on such other basis as the Federal Reserve may approve. The terms of our existing pari passu obligations would also require us to sell common stock or qualifying preferred stock and apply the net proceeds to the payment of deferred interest or distributions. See “Summary of Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

Payment of deferred interest is subject to approval by the Federal Reserve.

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell our qualifying APM securities pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in either case, if the Federal Reserve has disapproved of such actions. Accordingly, if we elect to defer interest and the Federal Reserve disapproves of either our sale of qualifying APM securities pursuant to the alternative payment mechanism or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 40 consecutive quarterly interest periods have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 40 consecutive quarterly interest periods without being required to sell our qualifying APM securities and apply the proceeds to pay deferred interest.

We have the ability under certain circumstances to narrow the definition of qualifying APM securities.

We may, without the consent of the holders of the capital securities or the junior subordinated debentures, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if, after the date hereof, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by us becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock or qualifying warrants from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles. The elimination of either common stock or qualifying warrants from the definition of qualifying APM securities, together with continued application of the preferred stock issuance cap, may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

The indenture limits the number of shares of common stock and the number of shares subject to qualifying warrants that we may sell to pay deferred interest.

The indenture limits the number of shares of our common stock and the number of shares subject to qualifying warrants that we are permitted to sell to pay deferred interest to the then-current “maximum share number,” as described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism,” which will initially be 100 million shares. If the number of shares of our common stock or the number of shares subject to qualifying warrants that we need to sell in order to pay deferred interest in full exceeds the then-current maximum share number, we may continue to defer interest, and such deferral will not constitute an event of default or give rise to a right of acceleration or similar remedy unless we fail to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a deferral period that continues for 40 consecutive quarterly interest periods.

The indenture limits our obligation to raise proceeds from the sale of common stock to pay deferred interest during the first five years of a deferral period.

The indenture limits our obligation to raise proceeds from the sale of shares of common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock, “qualifying warrants”) to pay deferred interest during the first five years of any deferral period (including compounded interest thereon) to an amount we refer to as the “common equity issuance cap.” Once we reach the common equity issuance cap for a deferral period, we will no longer be obligated to sell common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock, “qualifying warrants”) to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is five years following the commencement of the relevant deferral period. Although we have the right to sell common stock and qualifying warrants if we have reached the common equity issuance cap but have not reached the maximum share number, we have no obligation to do so. See “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism.”

Deferral of interest payments could adversely affect the market price of the capital securities.

We currently do not intend to exercise our right to defer payments of interest on the junior subordinated debentures. However, if we exercise that right in the future, the market price of the capital securities is likely to be adversely affected. As a result of the existence of our deferral right, the market price of the capital securities, payments on which depend solely on payments being made on the junior subordinated debentures, may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the junior subordinated debentures and you elect to sell capital securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its capital securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the junior subordinated debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the junior subordinated debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Dissolution of the trust could have negative tax consequences.

We may dissolve the trust at any time. Upon dissolution of the trust, junior subordinated debentures may be distributed to the holders of the capital securities, as described below in “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders.” Under current United States federal income tax law, and assuming, as expected, that the trust is treated as a grantor trust, such a distribution of junior subordinated debentures to you should not be a taxable event. However, if the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the junior subordinated debentures to you may be a taxable event. Further, no one can accurately predict the market price for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending a distribution, may trade at a lower price than what you paid to purchase the capital securities.

We may redeem the junior subordinated debentures before September 15, 2013 if there is a challenge to their tax characterization or certain other events occur.

We may redeem any or all of the junior subordinated debentures at any time on or after September 15, 2013 and we may elect to redeem all, but not less than all, of the junior subordinated debentures before September 15, 2013 if certain changes occur relating to the capital treatment or tax treatment of the capital securities, the investment company laws or the rating agency equity credit accorded to the capital securities. The redemption price will equal 100% of the principal amount of the junior subordinated debentures plus accrued and unpaid interest to the date of redemption in the case of a redemption after the occurrence of a capital treatment event, investment company event or tax event and a make-whole redemption price in the case of a redemption after the occurrence of a rating agency event. An IRS pronouncement or threatened challenge affecting the tax treatment of the junior subordinated debentures could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the junior subordinated debentures, changes or proposed changes in the treatment of the junior subordinated debentures for Federal Reserve capital adequacy purposes and changes resulting in the treatment of the trust as an “investment company” could result in the junior subordinated debentures being redeemed earlier than would otherwise be the case. See “Summary of Terms of the Junior Subordinated Debentures—Redemption” for a further description of these events and the method of determining the make-whole redemption price that applies in the case of a redemption after the occurrence of a rating agency event.

If the junior subordinated debentures are redeemed, the capital securities will be redeemed at a redemption price equal to the redemption price of the junior subordinated debentures, and the redemption of the capital securities would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the capital securities at the same rate as the rate of return on the capital securities. See “Summary of Terms of the Junior Subordinated Debentures—Redemption.”

Although we will not enter into a replacement capital covenant in respect of the junior subordinated debentures when we issue them, we could, at a future date, enter into such a covenant in favor of a class or classes of our indebtedness, restricting our right to redeem the junior subordinated debentures.

We have entered into replacement capital covenants in connection with previous issuances of junior subordinated debt securities. In such replacement capital covenants, we agreed, for the benefit of holders of a designated series of indebtedness that ranks senior to such junior subordinated debt securities or, in certain limited cases, holders of a designated series of indebtedness of Wells Fargo Bank, National Association, that neither we nor any of our subsidiaries would repay, redeem or purchase such junior subordinated debt securities or the related capital securities unless (i) we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies and (ii) during the 180-day period prior to the delivery of notice of such repayment or redemption or the date of such purchase we or our subsidiaries have received sufficient proceeds from the sale of certain equity or equity-like securities.

Although we will not enter into a replacement capital covenant in respect of the junior subordinated debentures when we issue them, we may in the future choose to make such a covenant with respect to the junior subordinated debentures in favor of a specified class or classes of our indebtedness without the consent of the holders of the junior subordinated debentures. If we were to make such a replacement capital covenant, there could be circumstances in which it would be in the interest of both you and us that some or all of the junior subordinated debentures or the capital securities be redeemed, and sufficient cash is available for that purpose, but we would be restricted from doing so because we have not satisfied this requirement. In addition, if we should choose to enter into a replacement capital covenant, the trading prices for the junior subordinated debentures could be adversely affected.

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any junior subordinated debentures, whether voluntary or not, a holder of junior subordinated debentures will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid (including compounded interest thereon) and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that we have applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of junior subordinated debentures is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Holders have limited rights of acceleration.

The remedies for any breach of our obligations under the alternative payment mechanism, including the limitation on the source for payments of deferred interest and the restrictions imposed in connection with any optional deferral of interest payments, are limited. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the indenture.

Holders have limited voting rights.

As a holder of capital securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the property trustee, the Delaware trustee or any administrative trustee, all of which will be appointed, removed or replaced by Wells Fargo. However, if an event of default occurs with respect to the junior subordinated debentures, you would be entitled to vote to remove, replace or appoint the property trustee and the Delaware trustee. Further, we, along with the administrative trustees of the trust, may amend the trust agreement in certain respects without the consent of holders of the capital securities.

You may not be able to enforce your rights against us directly if an event of default occurs; you may have to rely on the property trustee to enforce your rights.

You will not always be able to directly enforce your rights against us if an event of default occurs.

If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated debentures, to enforce your rights against us.

You may only bring a legal action against us directly if an event of default under the trust agreement occurs because of our failure to pay when due interest on or the principal of the junior subordinated debentures.

If you sell your capital securities between record dates for distribution payments, you will have to include accrued but unpaid distributions in your taxable income.

The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures.

If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the junior subordinated debentures through the date of your disposition not previously included in income, even though the amount you receive for your capital securities may not fully reflect the value of such accrued but unpaid interest.

Upon the sale of your capital securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.

Changes in demand for capital securities could adversely affect the market price of the capital securities.

Neither we nor the trust can assure you as to the market prices for the capital securities or the junior subordinated debentures that may be distributed in exchange for the capital securities. Investor demand for the capital securities may be greater or less than for traditional trust preferred instruments. Investor demand for securities with the characteristics of the capital securities may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the capital securities that you may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that you paid to purchase the capital securities if investor demand for securities with characteristics similar to those of the capital securities decreases over time. Furthermore, if we exchange the capital securities for the junior subordinated debentures, demand for the junior subordinated debentures may be greater or less than demand for the capital securities.

An active trading market for the capital securities may not develop.

Prior to this offering, there has been no public market for the capital securities. The trust will apply to have the capital securities listed on the New York Stock Exchange. If approved for listing, trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the original issue date of the capital securities. Listing of the capital securities on the New York Stock Exchange does not guarantee that a trading market for the capital securities will develop, or if a trading market for the capital securities does develop, the depth of the market or the ability of holders to sell their capital securities easily. Although we have been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the junior subordinated debentures as indebtedness for United States federal income tax purposes.

The junior subordinated debentures are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the junior subordinated debentures. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the junior subordinated debentures as indebtedness for United States federal income tax purposes. If, contrary to the opinion of our tax counsel, the junior subordinated debentures were recharacterized as our equity, payment on the capital securities to Non-U.S. Holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable treaty rate). See “Certain United States Federal Income Tax Consequences.”

WELLS FARGO CAPITAL XIV

The trust is a statutory trust formed under Delaware law pursuant to a declaration of trust and trust agreement, signed by Wells Fargo, as depositor of the trust, Wilmington Trust Company, as Delaware trustee, and the administrative trustees named in the trust agreement, and the filing of a certificate of trust with the Delaware Secretary of State. The trust will have a term of approximately 60 years. The declaration of trust and trust agreement of the trust will be amended and restated in its entirety by the parties named above and The Bank of New York Mellon Trust Company, National Association, as property trustee, before the issuance of the capital securities by the trust. We will refer to such declaration of trust and trust agreement, as so amended and restated, as the “trust agreement.” The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The trust exists for the exclusive purposes of:

•	issuing the capital securities and common securities, or the “trust securities,” representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the capital securities and the common securities in the junior subordinated debentures; and

•	engaging in only those activities convenient, necessary or incidental thereto.

All of the common securities of the trust will be directly or indirectly owned by us. The common securities of the trust rank equally with the capital securities, and the trust will make payment on its trust securities pro rata, except that upon certain events of default under the trust agreement relating to payment defaults on the junior subordinated debentures, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. We will acquire common securities of the trust in an aggregate liquidation amount equal to $10,000.

The trust’s business and affairs will be conducted by its trustees, each appointed by Wells Fargo as depositor of the trust. The trustees will be Wilmington Trust Company, which is referred to as the “Delaware trustee,” two individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with Wells Fargo, and The Bank of New York Mellon Trust Company, National Association, which is referred to as the “property trustee.” The property trustee will act as sole trustee under the trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantee. See “Guarantee of Capital Securities” below.

Unless an event of default under the indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The holders of a majority in liquidation amount of capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for cause or if an event of default under the indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of capital securities have such right.

Wells Fargo will pay all fees and expenses related to the trust and the offering of the capital securities (other than withholding taxes, if any).

The principal executive office of the trust is c/o Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (612) 667-2085.

The trust will not be subject to the reporting requirements of the Exchange Act.

WELLS FARGO & COMPANY

Wells Fargo & Company is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As a diversified financial services organization, we own subsidiaries engaged in banking and a variety of related businesses. Our subsidiaries provide banking, insurance, investment, mortgage and consumer finance services through stores, the internet and other distribution channels throughout North America and elsewhere internationally. When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus supplement, we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

Our principal executive office is located at 420 Montgomery Street, San Francisco, CA 94163. Our telephone number is (866) 249-3302.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

The trust will not be consolidated on our balance sheet as a result of accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the junior subordinated debentures we issue to the trust as a liability and the amount we invest in the trust’s common securities as an asset. The interest paid on the junior subordinated debentures will be recorded as interest expense on our income statement.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The capital securities are eligible to qualify as Tier 1 capital, subject to such quantitative limits.

USE OF PROCEEDS

The trust will use the proceeds from the sale of the capital securities and common securities to acquire the junior subordinated debentures from Wells Fargo. The net proceeds from the sale of the junior subordinated debentures will be added to our general funds and will be available for general corporate purposes, including:

•	investments in or advances to our existing or future subsidiaries;

•	repayment of obligations that have matured; and

•	reducing our outstanding commercial paper and other debt.

Until the net proceeds have been used, they will be invested in short-term securities.

SUMMARY OF TERMS OF THE CAPITAL SECURITIES

The capital securities are issuable in denominations of $25 and integral multiples thereof and represent undivided beneficial interests in the assets of the trust.

We have summarized below certain terms of the capital securities. This summary is not complete. You should also refer to the trust agreement, a form of which has been filed as an exhibit to the registration statement (No. 333-135006) of which this prospectus supplement and the accompanying prospectus are a part (the “registration statement”), the Delaware Statutory Trust Act and the Trust Indenture Act. The Bank of New York Mellon Trust Company, National Association will act as property trustee under the trust agreement.

Distributions

You will be entitled to receive periodic distributions on the stated liquidation amount of each capital security ($25) on the same payment dates and in the same amounts as we pay interest on a principal amount of junior subordinated debentures equal to the liquidation amount of such capital security. The periodic distributions will be cumulative and will accumulate from August 19, 2008. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions. On each distribution date, the trust will pay the applicable distribution to the holders of the capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Minneapolis, Minnesota or Wilmington, Delaware are authorized or required by law or executive order to remain closed. If capital securities are not in book-entry form, the record date will be the first day of the month prior to the month in which the relevant distribution date occurs.

The period beginning on and including August 19, 2008 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.”

The amount of distributions payable for any distribution period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. In the event that any distribution date falls on a day that is not a business day, the distribution payable on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods, as described under “Summary of Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” below. If we exercise this right, the trust will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the trust will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Summary of Terms of the Junior Subordinated Debentures—Alternative Payment Mechanism” below, interest on the junior subordinated debentures will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the interest rate in effect on the junior subordinated debentures, compounded on each interest payment date.

Redemption

If we repay or redeem the junior subordinated debentures, in whole or in part, the property trustee will use the proceeds of that redemption to redeem a total amount of capital securities and common securities equal to the amount of junior subordinated debentures redeemed or repaid. Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures and the capital securities. At a future date, we may also enter into a replacement capital covenant as described under “Summary of Terms of the Junior Subordinated Debentures—Redemption,” which may limit our right to redeem the capital securities.

The redemption price per security will equal the applicable redemption price attributable to $25 principal amount of the junior subordinated debentures calculated as described under “Summary of Terms of the Junior Subordinated Debentures—Redemption.”

Redemption Procedures

Redemptions of capital securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the trust has funds on hand available for the payment of such redemption price. See also “—Ranking of Common Securities.”

If the trust gives a notice of redemption of the capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the capital securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of the capital securities will cease, except the right of the holders of the capital securities to receive the redemption price on the redemption date, but without interest on such redemption price; and

•	the capital securities will cease to be outstanding.

In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Guarantee of Capital Securities,” distributions on the capital securities will continue to accrue at the then-applicable rate, from the redemption date originally established by the trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the trust securities issued by the trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth under “—Ranking of Common Securities.” The property trustee will select the particular capital securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding capital securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the capital securities are in book-entry only form, in accordance with the procedures of DTC. The property trustee shall promptly notify the securities registrar in writing of the capital securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities shall relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

For United States federal income tax purposes, a partial redemption of trust securities shall be treated by us and the trust, and in purchasing the trust securities, the holders agree to treat such partial redemption, as an in kind distribution of the trust assets to be redeemed to the holders of the trust securities in redemption of the trust securities chosen to be redeemed by the property trustee or DTC immediately followed by a cash redemption by us of such trust property held by such holders.

The property trustee will give holders of capital securities not less than 30 nor more than 60 days’ notice prior to the date of any redemption of capital securities. See “Summary of Terms of the Junior Subordinated Debentures—Redemption” for a description of the redemption terms of the junior subordinated debentures.

Subject to applicable law, including, without limitation, United States federal securities laws, we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the property trustee to distribute the junior subordinated debentures to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

We anticipate that any distribution of junior subordinated debentures would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “Summary of Terms of the Junior Subordinated Debentures—Payment, Exchange, Registration and Transfer” and “Book-Entry Issuance” below.

Under current United States federal income tax law, and assuming, as expected, the trust is treated as a grantor trust, a distribution of junior subordinated debentures in exchange for the capital securities would not be a taxable event to you. If, however, the trust were subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures, the distribution of the junior subordinated debentures by the trust would be a taxable event to the trust and to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of Junior Subordinated Debentures or Cash upon Liquidation of the Trust” below.

Liquidation Distribution Upon Dissolution

Pursuant to the trust agreement, the trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Wells Fargo;

•

the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of the junior subordinated debentures to the holders of the capital securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of the capital securities as described under “—Redemption” above; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

As used herein, “like amount” means:

•

with respect to a redemption of capital securities, capital securities having a liquidation amount equal to that portion of the principal amount of the junior subordinated debentures to be contemporaneously redeemed in accordance with the indenture, the proceeds of which will be used to pay the redemption price of the capital securities; and

•

with respect to a distribution of junior subordinated debentures to holders of the capital securities in exchange therefor in connection with a dissolution or liquidation of the trust, junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities of the holder to whom such junior subordinated debentures would be distributed.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the capital securities a like amount of the junior subordinated debentures. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of capital securities, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders and after satisfaction of liabilities to creditors of the trust as provided by applicable law, $25 per capital security, plus accumulated and unpaid distributions to the date of payment, including compounded interest thereon. If the trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the trust on its trust securities shall be paid on a pro rata basis, except as set forth under “—Ranking of Common Securities.”

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, the capital securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the capital securities and common securities, except that upon the occurrence and continuation of a payment default on the junior subordinated debentures, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. As used herein a “payment default” means a default in the payment of principal of or interest on the junior subordinated debentures when due and payable and, in the case of interest payments, the continuation of such default for a period of 30 days.

In the case of any event of default under the trust agreement resulting from an event of default under the indenture, we, as holder of the trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until the effect of all such events of default with respect to the capital securities have been cured, waived or otherwise eliminated. Until all events of default under the trust agreement with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Events of Default under Trust Agreement; Notice

Any one of the following events constitutes an event of default under the trust agreement, or a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of an event of default under the indenture with respect to the junior subordinated debentures (see “Summary of Terms of the Junior Subordinated Debentures—Events of Default, Waiver and Notice”); or

•

the default by the property trustee in the payment of any distribution on the capital securities or common securities when such becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of the capital securities or common securities when such becomes due and payable; or

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 90 days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the trust agreement, in and of itself, with respect to the junior subordinated debentures does not entitle the holders of the capital securities to accelerate the maturity of the junior subordinated debentures.

A default in the payment of interest, including compounded interest, in full on any junior subordinated debenture for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period entitles the property trustee, as sole holder of the junior subordinated debentures, to declare the junior subordinated debentures due and payable under the indenture. As used herein, “compounded interest” means all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest as permitted by law, compounded quarterly, at the rate borne by the junior subordinated debentures plus any additional sums. For a more complete description of remedies available upon the occurrence of an event of default with respect to the junior subordinated debentures, see “Summary of Terms of the Junior Subordinated Debentures—Events of Default, Waiver and Notice” and “Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee” below.

Removal of Trustees

Unless an event of default under the indenture or a payment default on the junior subordinated debentures has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities for cause or if an event of default under the indenture or a payment default on the junior subordinated debentures has occurred and is continuing. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture or a payment default on the junior subordinated debentures shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If an event of default under the indenture or a payment default on the junior subordinated debentures has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible and a United States person for federal income tax purposes.

Merger, Consolidation, Amalgamation or Replacement of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the trust agreement. The trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the capital securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the trust’s obligations with respect to the capital securities, or

•

substitutes for the capital securities other securities having substantially the same terms as the capital securities, or the “successor securities,” so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debentures;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of the trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a domestic grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Guarantee of Capital Securities—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of capital securities will have no voting rights.

We and the administrative trustees may amend the trust agreement without the consent of the holders of the capital securities, unless such amendment will materially and adversely affect the interests of any holder of capital securities, to:

•

cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•

modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a domestic grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee may generally amend the trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding capital securities; and

•

receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a domestic grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of capital securities and common securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of the trust securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee holds any of the junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the indenture trustee with respect to the junior subordinated debentures;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where such consent shall be required.

If a consent under the indenture would require the consent of each holder of the junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the capital securities. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of the capital securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a domestic grantor trust for United States federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of the capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of the capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the capital securities in the manner set forth in the trust agreement.

No vote or consent of the holders of the capital securities will be required for the trust to redeem and cancel the capital securities in accordance with the trust agreement.

Voting and consensual rights available to or in favor of holders or beneficial owners under the trust agreement may be exercised only by a United States person that is a beneficial owner of a capital security or by a United States person acting as irrevocable agent with discretionary powers for the beneficial owner of a capital security that is not a United States person. Holders that are not United States persons must irrevocably appoint a United States person with discretionary powers to act as their agent with respect to such voting and consensual rights. For this purpose, “United States person” means a citizen or resident of the United States, a domestic partnership, a domestic corporation, an estate the income of which is subject to United States federal income tax regardless of its source, and a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the capital securities shall be made to DTC, as depositary, which shall credit the relevant accounts at DTC on the applicable distribution dates. If any capital securities are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register. However, a holder of $1,000,000 or more in aggregate liquidation amount of the capital securities may receive distribution payments, other than distributions payable at maturity, by wire transfer of immediately available funds upon written request to the trust not later than 15 calendar days prior to the date on which the distribution is payable.

The paying agent shall initially be Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Wells Fargo Bank shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

Wells Fargo Bank will act as registrar and transfer agent for the capital securities.

Registration of transfers of the capital securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one upon which holders of the capital securities are entitled under the trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the trust (other than with respect to the capital securities);

•

all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and

•	any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which the trust might become subject.

Governing Law

The rights and obligations of the holders with respect to the trust agreement and the capital securities will be construed in accordance with and governed by Delaware law.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a domestic grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct the trust’s affairs so that the junior subordinated debentures will be treated as indebtedness of Wells Fargo for United States federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the capital securities.

Holders of the capital securities have no preemptive or similar rights.

The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

SUMMARY OF TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

This section describes the terms and provisions of our 8.625% junior subordinated deferrable interest debentures due 2068, which we refer to in this prospectus supplement as the “junior subordinated debentures.” This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement, and the fifth supplemental indenture, a copy of which is available from us upon request. References herein to the “indenture” are to the indenture, as supplemented. The Bank of New York Mellon Trust Company, National Association, as successor in interest to J.P. Morgan Trust Company, N.A., will act as indenture trustee under the indenture. We anticipate that until the liquidation, if any, of the trust, each junior subordinated debenture will be held by the property trustee in trust for the benefit of the holders of the capital securities and the common securities.

The junior subordinated debentures will be a series of “junior subordinated debt securities” under the indenture, as described herein. The junior subordinated debentures will mature on September 14, 2068. They will be unsecured and junior in right of payment to all of our senior debt, as defined under “—Subordination” below. The junior subordinated debentures will rank pari passu with our 5.95% Capital Efficient Notes due 2086 held by Wells Fargo Capital X, our 6.25% Junior Subordinated Deferrable Interest Debentures due 2067 held by Wells Fargo Capital XI, our 7.875% Junior Subordinated Deferrable Interest Debentures due 2068 held by Wells Fargo Capital XII, our Remarketable 7.50% Junior Subordinated Notes due 2044 held by Wells Fargo Capital XIII and our guarantees of the capital and preferred purchase securities issued by those trusts (the “existing pari passu obligations”). Substantially all our other existing indebtedness, including, as of June 30, 2008, approximately $2.7 billion of existing junior subordinated debt securities or guarantees issued in connection with trust preferred securities issued by our other capital trusts, is senior debt.

Interest Rate and Interest Payment Dates

The junior subordinated debentures will bear interest at the annual rate of 8.625%, and we will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning December 15, 2008, and at stated maturity. We refer to these dates as “interest payment dates” and we refer to the period beginning on and including August 19, 2008 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The record date will be the date 15 calendar days, whether or not a business day, before the relevant payment date. The amount of interest payable for any interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the annual rate of 8.625%, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

Additional Sums

If the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest (“additional sums”) on the junior subordinated debentures. The amount of any additional sums will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the junior subordinated debentures for up to 40 consecutive quarterly interest periods. We may not defer payment of interest beyond September 14, 2068 or the earlier redemption of the junior subordinated debentures.

Deferred interest on the junior subordinated debentures will bear interest at the annual rate of 8.625%, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the conclusion of 40 consecutive quarterly interest periods following that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the junior subordinated debentures.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•

immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the conclusion of 20 consecutive quarterly interest periods following the beginning of the deferral period, we will be required to sell qualifying APM securities pursuant to the alternative payment mechanism unless we have delivered notice of a “market disruption event” and apply the “eligible proceeds,” as these terms are defined under “—Market Disruption Events” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•

we will not pay deferred interest on the junior subordinated debentures (and compounded interest thereon) prior to September 14, 2068 from any source other than eligible proceeds, except as contemplated by the following two paragraphs or at any time an event of default has occurred and is continuing. We may pay current interest at all times from any available funds.

If the Federal Reserve has disapproved of the sale of qualifying APM securities, we may (but we are not obligated to) pay deferred interest with cash from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying APM securities pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

If we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date, will immediately terminate the deferral period. We will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the capital securities.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we have paid all deferred interest (and compounded interest thereon) on the junior subordinated debentures, we can again defer interest payments on the junior subordinated debentures as described above.

We must give the indenture trustee, the property trustee, the administrative trustees and the paying agent for the capital securities notice of our election to begin or extend a deferral period at least five business days prior to the earlier of the date distributions on the capital securities would have been payable except for the election to begin or extend the deferral period or the date the administrative trustees are required to give notice to any securities exchange or to holders of the capital securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

If the property trustee, on behalf of the trust, is the sole holder of the junior subordinated debentures, we will give the property trustee and the Delaware trustee written notice of our election of a deferral period at least one business day before the earlier of:

•	the next succeeding date on which the distributions on the capital securities are payable; and

•	the date the property trustee is required to give notice to holders of the capital securities of the record or payment date for the related distribution;

provided that, in any event, we are required to give the holders of the junior subordinated debentures notice of our election of such deferral period no more than 15 business days (or such other period as may be specified by the Federal Reserve) before the next succeeding interest payment date. A “holder” with respect to a junior subordinated debenture means the person in whose name such junior subordinated debenture is registered in the security register.

The property trustee will give notice of our election of such deferral period to the holders of the capital securities.

If the property trustee, on behalf of the trust, is not the sole holder of the junior subordinated debentures, we will give the holders of the junior subordinated debentures and the indenture trustee written notice of our election of a deferral period at least one business day before the next interest payment date.

If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any junior subordinated debentures remain outstanding, if

•	an event of default under the indenture has occurred and is continuing;

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities or guarantees that rank pari passu upon our liquidation with the junior subordinated debentures (the “parity securities”) or any of our debt securities that rank junior upon our liquidation to the junior subordinated debentures; or

•	make any guarantee payments regarding any guarantee by us of the junior subordinated debt securities of any of our subsidiaries if the guarantee ranks junior to the junior subordinated debentures.

The restrictions listed above do not apply to:

•

any purchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or purchase of rights pursuant thereto;

•	payments by us under our guarantee regarding the trust;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any payment during a deferral period of current or deferred interest in respect of parity securities that is made pro rata to the amounts due on such parity securities and on the junior subordinated debentures, provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies, and any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities;

•

any payments of interest on parity securities in additional parity securities and any repurchase of parity securities in exchange for preferred stock, in each case in connection with a failed remarketing or similar event; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

Certain of our outstanding junior subordinated debt securities contain comparable provisions that will restrict the payment of principal of, and interest on, and the purchase or redemption of, any of the junior subordinated debentures as well as any guarantee payments on the guarantee of the capital securities if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, subject to the exceptions set forth above, we may not, nor will we permit any of our subsidiaries to, prior to the first anniversary of the date on which all deferred interest has been paid, purchase or acquire any securities ranking junior to or pari passu with any of our qualifying APM securities the proceeds of which were used to pay deferred interest pursuant to the alternative payment mechanism during the relevant deferral period. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such purchases or acquisitions will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or, if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” above and to the exclusions described in this section and in “—Market Disruption Events” below, if we defer interest on the junior subordinated debentures, we will be required, commencing not later than the earlier of (i) the first interest payment date on which we pay current interest (which we may do from any source of funds) and (ii) the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period, to issue “qualifying APM securities” until we have raised an amount of “eligible proceeds,” each as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the junior subordinated debentures. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded interest) on the junior subordinated debentures.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•

we are not required to issue common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock as discussed below, qualifying warrants) during the first 20 consecutive quarterly interest periods of any deferral period (including compounded interest thereon), to the extent the net proceeds of any issuance of common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock as discussed below, qualifying warrants) applied during such deferral period to pay interest on the junior subordinated debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock so applied, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

•

we are not required or permitted to issue qualifying preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the junior subordinated debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the junior subordinated debentures issued under the indenture (the “preferred stock issuance cap”);

•

the number of shares of our common stock or shares subject to qualifying warrants that we may sell for the purpose of paying deferred interest on the junior subordinated debentures may not exceed the “maximum share number.” The “maximum share number” will initially equal 100 million. If the issued and outstanding shares of our common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the maximum share number shall be correspondingly adjusted. If the maximum share number has been reached and is not sufficient to allow us to raise sufficient proceeds to pay deferred interest in full, we have agreed to use our commercially reasonable efforts to increase the maximum share number (i) only to the extent that we can do so and simultaneously satisfy future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in our common stock or (ii) if we cannot increase the maximum share number as contemplated in the preceding clause (i), by requesting our board of directors to adopt a resolution for a stockholder vote at the next occurring annual stockholders’ meeting to increase the authorized number of shares of our common stock for purposes of satisfying our obligations to pay deferred interest; and

•

so long as the definition of qualifying APM securities has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the junior subordinated debentures, and no class of investors in our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common equity issuance cap for a deferral period, we will not be required to issue more common stock (or, if we have amended the definition of qualifying APM securities to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism during the first 20 consecutive quarterly interest periods of such deferral period even if the amount referred to in the first bullet point above subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. The common equity issuance cap will cease to apply after the fifth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest, to the extent not disapproved of by the Federal Reserve after notice, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event, the maximum share number and the preferred stock issuance cap. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently repay all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of common stock or “qualifying warrants” up to the “maximum share number” or “qualifying preferred stock” up to the preferred stock issuance cap to persons that are not our subsidiaries.

“Intent-based replacement disclosure” means, as to any “qualifying preferred stock,” that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Securities and Exchange Commission made by the issuer under the Exchange Act, prior to or contemporaneously with the issuance of such securities, that to the extent that the “qualifying preferred stock” provides the issuer with rating agency equity credit at the time of redemption or purchase, the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of such redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying preferred stock,” the requirement in such definition that a particular security or the related transaction documents include “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any securities exchange or market on which such securities may be listed or traded) and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing or redeeming common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying APM securities” means common stock, “qualifying preferred stock” and “qualifying warrants,” provided that we may, without the consent of the holders of the capital securities or the junior subordinated debentures, amend the definition of “qualifying APM securities” to eliminate common stock or “qualifying warrants” (but not both) from the definition if, after the date hereof, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by us becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock or qualifying warrants from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles.

“Qualifying preferred stock” means our non-cumulative perpetual preferred stock that (i) ranks pari passu with or junior to our other preferred stock, (ii) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than “permitted remedies,” and (iii)(a) is subject to “intent-based replacement disclosure” and has a provision that prohibits us from making any distributions thereon upon our failure to satisfy one or more of the financial tests set forth therein or (b) is subject to a “qualifying replacement capital covenant.”

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant relating to our 7.875% Junior Subordinated Deferrable Interest Debentures due 2068 held by Wells Fargo Capital XII (the “Wells Fargo Capital XII replacement capital covenant”) or a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the Wells Fargo Capital XII replacement capital covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the company and its subsidiaries from redeeming or purchasing a series of the company’s non-cumulative perpetual preferred stock except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased within the 180-day period prior to the applicable redemption or purchase date.

“Qualifying warrants” means net share settled warrants to purchase our common stock that (1) have an exercise price greater than the “current stock market price” of our common stock as of the date we agree to issue the warrants, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to repurchase for cash in any circumstances. If we issue qualifying warrants, we will be required to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of such qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the junior subordinated debentures in accordance with the alternative payment mechanism. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the junior subordinated debentures and the capital securities will be limited in such circumstances as described under “Risk Factors—Holders have limited rights of acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap and preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the junior subordinated debentures. If we have outstanding parity securities under which we are obligated to sell qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the junior subordinated debentures and those parity securities to the extent such net proceeds are “eligible proceeds” with respect to those parity securities on a pro rata basis up to the maximum share number and the common equity issuance cap or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the junior subordinated debentures and such parity securities, or on such other basis as the Federal Reserve may approve. The terms of certain of our existing pari passu obligations obligate us to sell common stock, qualifying warrants or qualifying preferred stock and apply the net proceeds to the payment of deferred interest or distributions on the pro rata basis described above for the parity securities.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally (or in our common stock or qualifying preferred stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or market or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue qualifying APM securities pursuant to the alternative payment mechanism, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture);

•

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our qualifying APM securities;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of our qualifying APM securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending development or material business transaction, and we have a bona fide business reason for keeping the same confidential or the disclosure of which would impede our ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or

•

we reasonably believe that the offering document for the offer and the sale of our qualifying APM securities would not be in compliance with a rule or regulation of the Securities and Exchange Commission (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance would be unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of our qualifying APM securities due to pricing, dividend rate or dilution considerations.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of junior subordinated debentures, by that holder’s acceptance of the junior subordinated debentures, agrees that in certain events of bankruptcy, insolvency or receivership prior to the redemption or repayment of its junior subordinated debentures, that holder of junior subordinated debentures will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest (including compounded interest thereon) has not been paid and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that we have applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of junior subordinated debentures is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Distribution of Junior Subordinated Debentures

As described above, the junior subordinated debentures may be distributed in exchange for the capital securities upon dissolution and liquidation of the trust, after satisfaction of the trust’s liabilities to its creditors. See “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders” above.

If the junior subordinated debentures are distributed to the holders of capital securities, we anticipate that the depositary arrangements for the junior subordinated debentures will be substantially identical to those in effect for the capital securities. See “—Payment, Exchange, Registration and Transfer” and “Book-Entry Issuance” below.

Redemption

The junior subordinated debentures will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Optional Redemption

We will have the right to redeem the junior subordinated debentures in whole or in part at any time on or after September 15, 2013 at a redemption price equal to 100% of the principal amount of the junior subordinated debentures being redeemed plus accrued and unpaid interest to the redemption date.

Conditional Right to Redeem upon a Tax, Capital Treatment, Investment Company or Rating Agency Event

We will have the right to redeem the junior subordinated debentures, in whole but not in part, after the occurrence of a “tax event,” a “capital treatment event,” an “investment company event” or a “rating agency event,” each as defined below.

In the case of a redemption after the occurrence of a tax event, capital treatment event or investment company event and prior to September 15, 2013, the redemption price will be equal to 100% of the principal amount of the junior subordinated debentures being redeemed, plus accrued and unpaid interest to the redemption date.

In the case of any redemption after the occurrence of a rating agency event and prior to September 15, 2013, the redemption price will be equal to the greater of (1) 100% of the principal amount of the junior subordinated debentures being redeemed, and (2) the sum of the present values of the principal amount of the junior subordinated debentures being redeemed and each interest payment thereon that would have been payable to and including September 15, 2013 (not including any portion of such payments of interest accrued as of the date of redemption), discounted from September 15, 2013 or the applicable interest payment date to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus 0.50%, in each case plus accrued and unpaid interest to the redemption date.

For the purposes of clause (2) in the immediately preceding paragraph:

•

“treasury rate” means the quarterly equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the junior subordinated debentures being redeemed in a tender offer based on a spread to United States Treasury yields;

•

“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Wall Street Journal in the table entitled “Treasury Bonds, Notes and Bills,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances; and

•

“treasury dealer” means Citigroup Global Markets Inc. (or its successor) or, if Citigroup Global Markets Inc. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

For purposes of the above, a “tax event” means that we have requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after the date hereof;

•	proposed change in those laws or regulations that is announced after the date hereof;

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof; or

•

threatened challenge asserted in connection with an audit of us, the trust or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated debentures or the capital securities;

there is more than an insubstantial risk that:

•	the trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

•	interest payable by us on the junior subordinated debentures is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date hereof, there is more than an insubstantial risk that Wells Fargo will not be entitled to treat an amount equal to the liquidation amount of the capital securities as Tier I capital, or the equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as currently in effect and applicable to Wells Fargo.

“Investment company event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date hereof.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the junior subordinated debentures, which amendment, clarification or change results in:

•

the shortening of the length of time the junior subordinated debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the capital securities, or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the junior subordinated debentures by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the capital securities.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. However, if the junior subordinated debentures are held by the trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the junior subordinated debentures since a redemption of the junior subordinated debentures will result in a redemption of the capital securities.

We have entered into replacement capital covenants in connection with previous issuances of junior subordinated debt securities. In such replacement capital covenants, we agreed, for the benefit of holders of a designated series of indebtedness that ranks senior to such junior subordinated debt securities or, in certain limited cases, holders of a designated series of indebtedness of Wells Fargo Bank, that neither we nor any of our subsidiaries would repay, redeem or purchase such junior subordinated debt securities or the capital securities unless (i) we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies and (ii) during the 180-day period prior to the delivery of notice of such repayment or redemption or the date of such purchase we or our subsidiaries have received sufficient proceeds from the sale of certain equity or equity-like securities. Although we will not enter into a replacement capital covenant in respect of the junior subordinated debentures when they are issued, we may in the future choose to make such a covenant with respect to the junior subordinated debentures in favor of a specified class or classes of our indebtedness without the consent of the holders of the junior subordinated debentures.

Events of Default, Waiver and Notice

The following events are “events of default” with respect to the junior subordinated debentures:

•

default in the payment of interest, including compounded interest, in full on any junior subordinated debentures for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period; or

•	default in the payment of the principal of the junior subordinated debentures when due whether on September 14, 2068, upon redemption or otherwise; or

•	certain events of bankruptcy, insolvency and reorganization involving Wells Fargo & Company (not including any of its subsidiaries).

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. In the case of any other event of default, there is no right to declare the principal amount of the junior subordinated debentures immediately due and payable.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debentures can, subject to conditions (including, if the junior subordinated debentures are held by the trust or the property trustee, the consent of the holders of at least a majority in aggregate liquidation amount of the capital securities), rescind the declaration. If the holders of the junior subordinated debentures do not rescind such declaration and the junior subordinated debentures are held by the trust or the property trustee, the holders of at least a majority in aggregate liquidation amount of the capital securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debentures may, on behalf of all holders, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

If the junior subordinated debentures are held by the trust or the property trustee, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the capital securities; provided, however, that the consent of each holder of the capital securities is required to waive a default in the payment of principal, premium or interest with respect to the junior subordinated debentures or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of junior subordinated debentures do not waive such default, the holders of a majority in aggregate liquidation amount of the capital securities shall have such right.

The holders of a majority in principal amount of the junior subordinated debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the indenture.

We are required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the junior subordinated debentures are held by the trust or the property trustee, a holder of the capital securities may institute a direct action if there is a payment default on the junior subordinated debentures, taking account of any extension period (a “direct action”). A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debentures, or

•	suing us to enforce the property trustee’s rights under the junior subordinated debentures.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of capital securities thereunder without the consent of all holders of the capital securities. The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstance described in this paragraph.

Limitation on Mergers and Sales of Assets

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the junior subordinated debentures and performance of the covenants in the indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indenture and under the junior subordinated debentures.

Covenants Contained in the Indenture

We will covenant, as to the junior subordinated debentures:

•	to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate the trust, except,

•	in connection with a distribution of the junior subordinated debentures to the holders of the capital securities in exchange therefor upon liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement, in either such case, upon any required prior approval of the Federal Reserve; and

•

to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to remain classified as a domestic grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

The indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•

pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” above.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debentures upon a change of control or other event involving us which may adversely affect the creditworthiness of the junior subordinated debentures.

Distribution of the Junior Subordinated Debentures

Under circumstances involving the dissolution of the trust, the junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Summary of Terms of the Capital Securities—Liquidation Distribution upon Dissolution.”

Modification of Indenture

Under the indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debentures may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the junior subordinated debentures);

•	a reduction in payments due on the junior subordinated debentures;

•	a change in the place of payment or currency in which any payment on the junior subordinated debentures is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debentures;

•

a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting; and

•	a modification of any of the foregoing requirements contained in the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

We will not enter into any supplemental indenture with the indenture trustee to add any additional event of default with respect to the junior subordinated debentures without the consent of the holders of at least a majority in aggregate outstanding principal amount of the junior subordinated debentures.

If the junior subordinated debentures are held by the trust or the property trustee, no modification may be made that materially adversely affects the holders of the capital securities, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the capital securities of the trust. If the consent of the holder of each outstanding junior subordinated debenture is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the capital securities.

In addition, each holder of the capital securities must consent to an amendment to the indenture which removes the rights of holders of the capital securities to institute a direct action.

Subordination

The junior subordinated debentures will be subordinate to all of our existing and future senior debt. Our “senior debt” includes our senior debt securities and our subordinated debt securities and means

•

any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments, including any of our debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities except to the extent, in the case of any such securities or guarantees issued after the date hereof, the instrument creating those obligations provides that they are not superior in right of payment to the junior subordinated debentures,

•	our obligations under letters of credit,

•

any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•

any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debentures (including the existing pari passu obligations), but excludes trade accounts payable and accrued liabilities arising in the ordinary course of business.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debentures. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debentures. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debentures so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debentures.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior debt:

•	the holders of junior subordinated debentures,

•	together with the holders of any of our other obligations ranking equal with the junior subordinated debentures,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures.

No payments on account of principal (or premium, if any) or interest, if any, in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt, or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

If we violate the indenture by making a payment or distribution to holders of the junior subordinated debentures before we have paid all the senior debt in full, then such holders of the junior subordinated debentures will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at the time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debentures will not be required to pay, or transfer payments or distributions to, holders of senior debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debentures.

Because of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the junior subordinated debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the junior subordinated debentures.

We may modify or amend the indenture as provided under “—Modification of Indenture” above. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the indenture relating to the subordination of the junior subordinated debentures in a manner that would adversely affect the holders of senior debt.

The indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

Governing Law

The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Indenture Trustee

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of junior subordinated debentures unless offered reasonable indemnification.

From time to time, Wells Fargo and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the indenture trustee in the ordinary course of business.

Denominations

The junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25.

Payment, Exchange, Registration and Transfer

The junior subordinated debentures may be presented for registration of transfer, exchange, redemption or payment with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the security registrar’s office in Minneapolis, Minnesota or the office of any transfer agent selected by us without service charge and upon payment of any taxes and other governmental charges as described in the indenture. Wells Fargo Bank will be appointed as paying agent and security registrar for the junior subordinated debentures. We may at any time designate additional transfer and paying agents with respect to the junior subordinated debentures.

Even though we have designated a place of payment, we may elect to pay any interest on the junior subordinated debentures by mailing a check to the person listed as the owner of the junior subordinated debentures in the security register or by wire transfer to an account designated by a holder of $1,000,000 or more in aggregate principal amount of junior subordinated debentures if such holder so requests in writing not less than 15 days before the date of the interest payment. We will pay interest on a junior subordinated debenture:

•	on an interest payment date, to the person in whose name that junior subordinated debenture is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debenture at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debentures and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such junior subordinated debentures can only look to us for the payments on such junior subordinated debentures.

Any junior subordinated debentures can be exchanged for other junior subordinated debentures of the same series so long as such other junior subordinated debentures are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debentures that were surrendered for exchange. In the event of any redemption, neither we nor the indenture trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debentures during a period beginning at the opening of business 15 calendar days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•

register the transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Wells Fargo will register the junior subordinated debentures in the name of the trust. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities.

If the junior subordinated debentures are distributed to holders of the related capital securities, it is anticipated that DTC will act as depositary for the junior subordinated debentures. For a description of DTC and the specific terms of the depositary arrangements, see “Book-Entry Issuance—Global Capital Securities; Holding Beneficial Interests through DTC.”

A global security representing the junior subordinated debentures will be exchangeable for junior subordinated debentures registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies Wells Fargo that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed;

•	an event of default under the indenture has occurred and is continuing;

•	DTC ceases to be a clearing agency registered under the Exchange Act at a time DTC is required to be so registered to act as depositary, and no successor depositary has been appointed; or

•	Wells Fargo, in its sole discretion, determines that the global security shall be exchangeable for definitive certificates.

Any global security that is exchangeable as described above will be exchangeable for junior subordinated debentures registered in the names DTC directs. Wells Fargo expects that the instructions will be based upon directions received by DTC from its direct participants with respect to ownership of beneficial interests in the global security.

GUARANTEE OF CAPITAL SECURITIES

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of the capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be The Bank of New York Mellon Trust Company, National Association. The “guarantee trustee” will hold the guarantee for the benefit of the holders of the capital securities. The guarantee will rank subordinate and junior in right of payment to all of our senior debt in the same manner as the junior subordinated debentures. The trust agreement provides that, by your acceptance of the capital securities, you agree to the provisions of the guarantee and the indenture.

General

Under the guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the capital securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments (other than withholding taxes), which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions relating to any capital securities called for redemption by the trust, to the extent the trust has funds available for redemptions; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of the capital securities or the redemption of all of the capital securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment to the extent the trust has funds available; and

•	the amount of assets of the trust remaining for distribution to holders of the capital securities in liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of the capital securities or by causing the trust to pay such amounts to such holders.

The guarantee will not apply to any payment of distributions except to the extent the trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by the trust, the trust will not pay distributions on the capital securities and will not have funds available for such payments. See “—Status of the Guarantee.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The guarantee does not limit the incurrence or issuance by us of other secured or unsecured debt.

The guarantee, when taken together with our obligations under the junior subordinated debentures, the indenture and the trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the capital securities.

We will also agree separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the guarantee.

Status of the Guarantee

The guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debentures as set forth in the indenture; and

•

equally with all other guarantees that we issue in respect of capital or preferred purchase securities issued by trusts that hold junior subordinated debt securities of ours that rank pari passu with the junior subordinated debentures.

The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the capital securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debentures.

Amendments and Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the capital securities in any material respect. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the capital securities then outstanding.

Termination of the Guarantee

The guarantee will terminate (1) upon full payment of the redemption price of the capital securities, (2) upon distribution of the junior subordinated debentures to the holders of the trust securities or (3) upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Events of Default

An event of default under the guarantee will occur if we fail to perform any payment obligation or other obligation under the guarantee.

The holders of a majority in liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of the capital securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the capital securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE

JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

As set forth in the trust agreement, the sole purpose of the trust is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of the junior subordinated debentures is equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures matches the distribution rate and distribution and other payment dates for the trust securities;

•

under the indenture, we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and

•	the trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the capital securities to the extent described under “Guarantee of Capital Securities.” If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the capital securities. The guarantee is a subordinated guarantee in relation to the capital securities. The guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions.

We have the right to set off any payment that we are otherwise required to make under the indenture with any payment that we have previously made or are concurrently on the date of such payment making under the guarantee.

The guarantee covers the payment of distributions and other payments on the capital securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. The guarantee, when taken together with our obligations under the junior subordinated debentures and the indenture and our obligations under the trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any deferral period, the trust agreement allows the holders of the capital securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, any holder of the capital securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Summary of Terms of the Capital Securities—Voting Rights; Amendment of the Trust Agreement.”

A holder of the capital securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debentures, or

•	suing us to enforce the property trustee’s rights under the junior subordinated debentures.

In connection with such direct action, we will be subrogated to the rights of such holder of capital securities under the trust agreement to the extent of any payment made by us to such holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the trust.

We acknowledge that the guarantee trustee will enforce the guarantee on behalf of the holders of the capital securities. If we fail to make payments under the guarantee, the holders of the capital securities may direct the guarantee trustee to enforce its rights under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of capital securities may directly sue us to enforce the guarantee trustee’s rights under the guarantee. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue us to enforce such holder’s right to receive payment under the guarantee. Such holder need not first direct the guarantee trustee to enforce the terms of the guarantee or sue the trust or any other person or entity.

We and the trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the capital securities. See “Guarantee of Capital Securities—General.”

Limited Purpose of Trust

The capital securities evidence a beneficial interest in the trust, and the trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in the junior subordinated debentures issued by Wells Fargo. A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on the junior subordinated debenture held, while a holder of capital securities is entitled to receive distributions from the trust, or from us under the guarantee, if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of the trust involving the liquidation of the junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the capital securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See “Summary of Terms of the Capital Securities—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of Wells Fargo, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of Wells Fargo, subordinated in right of payment to all senior debt as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than such trust’s obligations to the holders of the capital securities, the positions of a holder of the capital securities and a holder of the junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY ISSUANCE

Global Capital Securities; Holding Beneficial Interests through DTC

The trust and Wells Fargo have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that the trust and Wells Fargo believe to be reliable, but the trust and Wells Fargo take no responsibility for the accuracy of this information.

The capital securities will be issued as fully registered global securities certificates which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors will hold their interests in the global securities certificates through DTC. Investors may hold their interests in the global securities certificates directly if they are participants of DTC, or indirectly through organizations that are participants in DTC. Beneficial interests in the global securities certificates will be held in denominations of $25 and integral multiples of $25. Except as set forth below, the global securities certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The trust will not issue certificates to you for the capital securities that you purchase, unless DTC’s services are discontinued as described below. Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the capital securities. So long as DTC or its nominee is the registered owner of a global securities certificate, DTC or its nominee will be considered the sole owner and holder of the capital securities represented by that global securities certificate for all purposes of the capital securities.

Initial settlement for the capital securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds its participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission.

When you purchase the capital securities within the DTC system, the purchase must be made by or through a direct participant. The direct participant will receive a credit for the capital securities on DTC’s records. You, as the actual owner of the capital securities, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the direct and indirect participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the direct participants to whose accounts the capital securities are credited.

You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the capital securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you.

Transfers of ownership interests held through direct and indirect participants will be accomplished by entries on the books of direct and indirect participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the capital securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificate representing the capital securities. Book-entry capital securities may be more difficult to pledge because of the lack of a physical certificate.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The trust and Wells Fargo understand that, under DTC’s existing practices, if the trust or Wells Fargo requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under the trust agreement or the junior subordinated debentures, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The property trustee, on behalf of the trust, will send redemption notices to Cede & Co. If less than all of the capital securities of the trust are being redeemed, DTC will reduce each direct participant’s holdings of the capital securities in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the capital securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

The property trustee, on behalf of the trust, will make distributions on the capital securities directly, or indirectly through a paying agent, to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date. The underwriters for the capital securities will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their capital securities since distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account.

Payments by direct and indirect participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, Wells Fargo, the trust, the trustees, the paying agent or any other agent of Wells Fargo or the trust.

Accordingly, Wells Fargo, the trust, the trustees and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in the capital securities represented by a global securities certificate;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to the trust. Additionally, the trust may decide to discontinue the book-entry only system of transfers with respect to the capital securities issued. In that event, the trust will print and deliver certificates for the capital securities. If DTC notifies the trust that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the trust within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, the trust will issue the capital securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. If an event of default under the trust agreement has occurred and is continuing, the trust is required to print and deliver certificates for the capital securities issued by it. Any certificates delivered by the trust will be registered in the names of the owners of the beneficial interests in the global securities certificates as directed by DTC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Holding Beneficial Interests Through Euroclear and Clearstream

In addition to holding beneficial interests through DTC, you may elect to hold interests in the capital securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Sector Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global capital securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear will credit distributions with respect to interests in global capital securities held beneficially through Euroclear to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for global capital securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC’s rules. These secondary market trades will settle in immediately available funds using DTC’s same-day funds settlement system.

Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. These secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global capital securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global capital securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global capital securities settled during that processing will be reported to the relevant Euroclear participant or Clearstream customer on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global capital securities by or through a Clearstream participant or Euroclear participant to a DTC customer will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global capital securities among DTC participants, Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the capital securities. It applies to you only if you acquire capital securities upon their original issuance at their original offering price and you hold your capital securities as capital assets for tax purposes.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns capital securities that are a hedge or that are hedged against interest rate risks;

•	a person that owns capital securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

The junior subordinated debentures are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the junior subordinated debentures, and the opinion of our special tax counsel is not binding on the U.S. Internal Revenue Service (the “IRS”). Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debentures

In connection with the issuance of the junior subordinated debentures, Sullivan & Cromwell LLP, special tax counsel to us and to the trust, will render its opinion to us and the trust generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the junior subordinated debentures held by the trust will be respected as indebtedness of Wells Fargo for United States federal income tax purposes (although the matter is not free from doubt). The remainder of this discussion assumes that the junior subordinated debentures will not be recharacterized as other than indebtedness of Wells Fargo.

Classification of Wells Fargo Capital XIV

In connection with the issuance of the capital securities, it is the opinion of Sullivan & Cromwell LLP that, under then current law and assuming full compliance with the terms of the trust agreement, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated debentures. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated debentures.

United States Holders

This subsection describes the tax consequences to a “United States Holder.” You are a United States Holder if you are a beneficial owner of a capital security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. If you are a non-United States Holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Interest Income and Original Issue Discount

Under applicable Treasury regulations promulgated under the Code (“Treasury Regulations”), a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of capital securities should include in gross income that holder’s allocable share of interest on the junior subordinated debentures in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote,” or if we exercised that option, the junior subordinated debentures would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, then all stated interest on the junior subordinated debentures would thereafter be treated as OID as long as the junior subordinated debentures remained outstanding.

In that event, all of a holder’s taxable interest income relating to the junior subordinated debentures would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though neither we nor the trust make actual payments on the junior subordinated debentures, or on the capital securities, as the case may be, during a deferral period.

The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.

Receipt of Junior Subordinated Debentures or Cash upon Liquidation of the Trust

We may liquidate the trust at any time, in which case the junior subordinated debentures will be distributed to holders in exchange for the capital securities, as described under “Summary of Terms of the Capital Securities—Optional Liquidation of Trust and Distribution of Junior Subordinated Debentures to Holders.” Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the junior subordinated debentures equal to that holder’s aggregate tax basis in its capital securities. A United States Holder’s holding period in the junior subordinated debentures received in liquidation of the trust would include the period during which the capital securities were held by that holder.

Under the circumstances described in this prospectus supplement, the junior subordinated debentures may be redeemed by us for cash and the proceeds of that redemption distributed by the trust to holders in redemption of their capital securities. Under current law, that redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed capital securities for cash. See “—Sales of Capital Securities” below and “Summary of Terms of the Capital Securities—Redemption.”

Sales of Capital Securities

A United States Holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the junior subordinated debentures. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of those capital securities (other than amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income if not previously included in income).

Assuming that we do not exercise our option to defer payments of interest on the junior subordinated debentures and that the junior subordinated debentures are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the junior subordinated debentures are deemed to be issued with OID, a United States Holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the junior subordinated debentures were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss (except to the extent of accrued but unpaid interest not previously included in income) and generally will be long-term capital gain or loss if the capital securities have been held for more than one year. Long-term capital gain of a non-corporate United States Holder that is recognized in taxable years beginning before January 1, 2011 is generally taxable at a maximum rate of 15%. The deductibility of capital losses may be subject to limitations.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the junior subordinated debentures will be respected as indebtedness of Wells Fargo, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a capital security to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•

the non-United States Holder satisfies the statement requirement by providing to the paying agent, in accordance with specified procedures, a statement to the effect that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the capital securities (including payments in respect of OID, if any, on the capital securities) made to a non-United States Holder will be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the capital security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our special tax counsel, junior subordinated debentures held by the trust were recharacterized as equity of Wells Fargo, payments on the junior subordinated debentures would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a capital security to a non-United States Holder, or to proceeds from the disposition of a capital security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of the capital securities, including the tax consequences under state, local, foreign and other tax laws.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but governmental and foreign plans may be subject to other legal restrictions.

Under a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor, the assets of the trust would be deemed to be “plan assets” of a plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the trust.

If the assets of the trust were deemed to be “plan assets,” the persons providing services to the assets of the trust may become parties in interest with respect to an investing plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets.

In this regard, if the person or persons with discretionary responsibilities over the junior subordinated debentures or the guarantee were affiliated with Wells Fargo, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgement as fiduciaries).

Under an exception contained in the plan assets regulation, the assets of the trust would not be deemed to be “plan assets” of investing plans if the capital securities issued by the trust are “publicly-offered securities”—that is, they are:

•	widely held, i.e., owned by more than 100 investors independent of the trust and of each other;

•	freely transferable; and

•

sold to a plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

Wells Fargo expects that the capital securities will meet the criteria of “publicly-offered securities” above, although no assurance can be given in this regard. The underwriters of the capital securities expect that the capital securities will be held by at least 100 independent investors at the conclusion of the offering and that the capital securities will be freely transferable. The capital securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

All of the common securities will be purchased and held by Wells Fargo. Even if the assets of the trust are not deemed to be “plan assets” of plans investing in the trust, specified transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan.

For example, if Wells Fargo were a party in interest with respect to an investing plan, either directly or by reason of the activities of one or more of its affiliates, sale of the capital securities by the trust to the plan and/or extensions of credit between Wells Fargo and the trust, as represented by the junior subordinated debentures and the guarantee, would likely be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the capital securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

The capital securities may not be purchased or held by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or the requirements of U.S. Department of Labor regulation section 2550.401c-1 are satisfied such that the capital securities held by the purchaser or holder do not constitute plan assets.

Any purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding that it either:

•	is not a plan or a plan asset entity and is not purchasing such securities on behalf of or with “plan assets” of any plan;

•	is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding; or

•	has satisfied the requirements of U.S. Department of Labor regulation section 2550.401c-1 such that the capital securities held by the purchaser or holder do not constitute plan assets.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences if the assets of the applicable trust were deemed to be “plan assets” and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Purchasers of the capital securities have the exclusive responsibility for ensuring that their purchase and holding of the capital securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code.

UNDERWRITING

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and the trust has agreed to sell to that underwriter, the number of capital securities set forth opposite the underwriter’s name.

Name	Number of Capital Securities
Citigroup Global Markets Inc.	4,473,600
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,473,600
Morgan Stanley & Co. Incorporated	4,473,600
UBS Securities LLC	4,473,600
Wells Fargo Securities, LLC	4,473,600
J.P. Morgan Securities Inc.	240,000
Lehman Brothers Inc.	240,000
Raymond James & Associates, Inc.	240,000
RBC Capital Markets Corporation	240,000
Credit Suisse Securities (USA) LLC	96,000
Deutsche Bank Securities Inc.	96,000
Doley Securities, LLC.	96,000
Goldman, Sachs & Co.	96,000
Guzman & Company	96,000
Muriel Siebert & Co., Inc.	96,000
Samuel A. Ramirez & Co., Inc.	96,000

Total	24,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the capital securities are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the capital securities if they purchase any of the capital securities.

We have granted an option to the underwriters to purchase, within 30 days of the date of this prospectus supplement, up to 3,600,000 additional capital securities at the public offering price. The underwriters may exercise this option solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional capital securities proportionate to that underwriter’s initial number of capital securities reflected in the table above.

In view of the fact that the proceeds from the sale of the capital securities and the trust’s common securities will be used to purchase the junior subordinated debentures issued by us, the underwriting agreement provides that we will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters:

	Per Capital Security	Total(1)
Public offering price	$25.00(2)	$600,000,000(2)
Underwriting commissions to be paid by Wells Fargo & Company	$0.7875(3)	$18,900,000(3)
Proceeds to Wells Fargo Capital XIV	$25.00(2)	$600,000,000(2)

(1)	Total amounts have been calculated assuming no exercise of the underwriters’ over-allotment option.
(2)	Plus distributions accrued on the capital securities since August 19, 2008, if any.
(3)	Underwriting commissions of $0.7875 per capital security will be paid by Wells Fargo & Company, provided, however, that for sales to certain institutions, the commissions will be $0.5000 per capital security.

We estimate that our total expenses for this offering will be approximately $400,000 (excluding underwriting discounts and commissions).

Wells Fargo’s affiliates, including Wells Fargo Securities, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the capital securities in the secondary market. The affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

The underwriters propose to offer part of the capital securities directly to the public at the initial public offering price set forth above and part of the capital securities to certain dealers at the initial public offering price less a concession not in excess of $0.50 per capital security, provided, however, that such concession for sales to certain institutions will not be in excess of $0.30 per capital security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per capital security to brokers and dealers.

After the initial public offering, the public offering price and the concessions to dealers may be changed by the representatives of the underwriters.

In connection with the offering, the representatives may purchase and sell capital securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of capital securities in excess of the number of capital securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of capital securities made for the purpose of preventing or retarding a decline in the market price of the capital securities while the offering is in progress.

In connection with this offering, for a limited period after the issue date the underwriters may over-allot or effect transactions with a view to supporting the market price of the capital securities at a level higher than that which might otherwise prevail. However, there will be no obligation on the underwriters to do this.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchase capital securities originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the capital securities. They may also cause the price of the capital securities to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect that delivery of the capital securities will be made against payment therefor on or about August 19, 2008, which will be the fifth business day following the date of pricing of the capital securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the capital securities initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of capital securities who wish to trade capital securities on the date of this prospectus supplement or the next succeeding business day should consult their own advisor.

We have agreed in the underwriting agreement that for a period of 30 days after the date of this prospectus supplement, neither we, nor any of our subsidiaries or other affiliates over which we exercise management or voting control, nor any person acting on their behalf will, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the capital securities, with the exclusion of market making activities carried out by any of our affiliated brokers.

The capital securities are a new issue of securities with no established trading market. Prior to this offering, there has been no public market for the capital securities. We will apply to have the capital securities listed on the New York Stock Exchange. If approved for listing, trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the original issue date of the capital securities. The underwriters have advised us that they intend to make a market for the capital securities, but they have no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. We cannot give any assurance as to the liquidity of any trading market for the capital securities.

The underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business, for which they will receive customary fees and expenses.

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) may view the capital securities as interests in a direct participation program, this offering will be made in compliance with the applicable provisions of Rule 2810 of the Conduct Rules. In accordance with Rule 2810, no underwriter that is affiliated with the trust shall execute any transaction in the capital securities in a discretionary account without prior written approval of the transaction by the customer.

In compliance with FINRA guidelines, the maximum commission or discount to be received by any FINRA member or independent broker-dealer, together with the reimbursement of any counsel fees and due diligence expenses by us, may not exceed 10% of the aggregate principal amount of the securities offered pursuant to this prospectus supplement. It is anticipated that the maximum commission or discount to be received in any particular offering of securities, including any reimbursement for due diligence expenses, will be significantly less than this amount.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters intend to offer the capital securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The capital securities are not being offered or sold in any member state of the European Economic Area. The underwriters may also offer the capital securities for sale outside the United States either directly or through affiliates or other dealers acting as selling agents. The capital securities are being offered for sale only in places where offers and sales are permitted. Any distribution of this prospectus supplement and the accompanying prospectus and any offering or sale of the capital securities in certain jurisdictions may be restricted by law.

Purchasers of the capital securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in this prospectus supplement.

Notice to Prospective Investors in Japan

The filing of a securities registration statement under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan with respect to the solicitation for the purchase of the capital securities has not been and will not be made, pursuant to an exemption under Article 2, Paragraph 3, Item 2, Sub-Item A of the Financial Instruments and Exchange Law of Japan. Pursuant to the Financial Instruments and Exchange Law of Japan, transfer of the capital securities will be restricted to “qualified institutional investors” (tekikaku-kikan-toshika) as defined under Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Law of Japan. The holders of the capital securities agree not to sell or otherwise dispose of the capital securities except to another qualified institutional investor.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the capital securities may be circulated or distributed, nor may any capital securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the capital securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(A) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(B) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the capital securities pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2) where no consideration is or will be given for the transfer; or

(3) where the transfer is by operation of law.

Notice to Prospective Investors in Hong Kong

The capital securities may not be offered or sold in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No advertisement, invitation or document relating to the capital securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) will be issued other than with respect to the capital securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

VALIDITY OF SECURITIES

Richards, Layton & Finger, P.A., special Delaware counsel to Wells Fargo and the trust, will opine on certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreement and the formation of the trust. Jeannine E. Zahn, who is our Senior Counsel, or another of our lawyers, will issue an opinion to the underwriters regarding the legality of the junior subordinated debentures and the guarantee. Ms. Zahn owns, or has the right to acquire, a number of shares of our common stock which represent less than 0.1% of our total outstanding common stock. The validity of the securities will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Zahn may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law and as to certain matters of California law. Sullivan & Cromwell LLP acted as special structuring counsel and also advised Wells Fargo as to certain United States federal income taxation matters.

PROSPECTUS

WELLS FARGO & COMPANY

Junior Subordinated Debt Securities

Purchase Contracts

Preferred Stock

420 Montgomery Street

San Francisco, California 94163

(800) 411-4932

WELLS FARGO CAPITAL XIII

WELLS FARGO CAPITAL XIV

WELLS FARGO CAPITAL XV

WELLS FARGO CAPITAL XVI

WELLS FARGO CAPITAL XVII

WELLS FARGO CAPITAL XVIII

WELLS FARGO CAPITAL XIX

WELLS FARGO CAPITAL XX

Trust Preferred Securities

Normal Preferred Purchase Securities

Capital Preferred Purchase Securities

Stripped Preferred Purchase Securities

Fully and Unconditionally

Guaranteed by Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth Street & Marquette Avenue

Minneapolis, Minnesota 55479

(612) 667-2085

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Wells Fargo & Company. These securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

This prospectus is dated May 12, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo & Company and Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII, Wells Fargo Capital XIII, Wells Fargo Capital XIV, Wells Fargo Capital XV, Wells Fargo Capital XVI, Wells Fargo Capital XVII, Well Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX, or the “Trusts,” filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process.

You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” A free writing prospectus that describes particular securities may also be prepared. Any free writing prospectus should be read in connection with this prospectus and with any prospectus supplement referred to therein.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus, we refer only to Wells Fargo & Company, and not Wells Fargo & Company together with its subsidiaries, unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the Trusts and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2222.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the later of (i) the time that we and/or a Trust sell all the securities offered by this prospectus and (ii) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2007, including information specifically incorporated by reference into our Form 10-K from our 2007 Annual Report to Stockholders and our definitive Proxy Statement for our 2008 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

•	Current Reports on Form 8-K filed January 16, 2008, January 24, 2008, January 31, 2008, March 7, 2008, March 12, 2008, March 18, 2008, April 16, 2008, April 23, 2008, May 5, 2008 and May 6, 2008; and

•	the description of our common stock contained in Exhibit 99(e) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Laurel A. Holschuh

Corporate Secretary

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Phone: (612) 667-8655

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You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor the Trusts, nor any underwriters or agents, have authorized anyone else to provide you with different information. Wells Fargo and the Trusts may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. Wells Fargo and the Trusts are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

LEGAL OPINIONS

Jeannine E. Zahn, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of our securities offered by this prospectus. Ms. Zahn owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Richards, Layton & Finger, P.A., special Delaware counsel for the Trusts, will pass upon certain legal matters for the Trusts. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Zahn may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law.

EXPERTS

The consolidated financial statements of Wells Fargo & Company as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the consolidated financial statements refers to the Company’s change in the method of accounting for income taxes, leveraged lease transactions, certain mortgages held for sale and retained interests, and additional disclosure regarding the measurement of fair value for financial assets and liabilities in 2007 and refers to the Company’s change in the method of accounting for residential mortgage servicing rights and stock-based compensation in 2006.

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24,000,000 Capital Securities

Wells Fargo Capital XIV

8.625% Enhanced Trust Preferred Securities (Enhanced TRUPS®)

($25 liquidation amount)

Fully and unconditionally guaranteed, on a subordinated basis, to the extent described herein, by

Wells Fargo & Company

PROSPECTUS SUPPLEMENT

August 12, 2008

Citi	Merrill Lynch & Co.	Morgan Stanley

UBS Investment Bank	Wells Fargo Securities

JPMorgan	Lehman Brothers

Raymond James	RBC Capital Markets